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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34502, 333-42844 and 333-49032) of Chordiant Software, Inc. of our report dated February 1, 2001 relating to the financial statements of Chordiant Software, Inc., which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
March 26, 2001